EXHIBIT  10.6

March 30, 2018

TO:	STRATA Skin Sciences, Inc.

Reference is hereby made to the Securities Purchase Agreement dated as of March 30, 2018 (the "SPA"), between the undersigned and STRATA Skin Sciences, Inc. (the "Company"), pursuant to which the undersigned agreed to acquire at the Closing (as defined in the SPA) shares of common stock of the Company.  To induce the Company to enter into the SPA, the undersigned (i) agrees to vote all voting common stock of the Company over which the undersigned has voting control in favor of the next resolution presented to the shareholders of the Company to approve the issuance, in the aggregate, of more than 19.999% of the number of shares of common stock of the Company outstanding on the date of closing of, and as contemplated by, that certain Securities Purchase Agreement dated as of March 30, 2018 between the Company and Accelmed Growth Partners, L.P., a Cayman Island exempted limited partnership (the "Accelmed SPA"), as is required by the applicable rules and regulations of the Nasdaq Capital Market; and (ii) subject to the Closing under the SPA, waives any consent that may be required to be obtained by the Company from the undersigned, as holder of shares of the Company's Preferred Stock, prior to taking action on matters described in subsections (a) and (b) of Section 8 [Negative Covenants] of the Certificate of Designation of the Series C Convertible Preferred Stock of the Company.  Provided, that so long as the Major Stockholders (as defined in the Accelmed SPA) hold in the aggregate in excess of 20% of the Company's shares of capital stock on a fully diluted basis (assuming full conversion of Preferred Stock and exercise of all outstanding warrants and options), the foregoing waiver shall not apply to any new indebtedness that will result in the Company incurring a total outstanding debt for borrowed money in excess of $12 million. This agreement is given in consideration of, and as a condition to enter into the SPA and is not revocable by the undersigned.

Name of Stockholder: ________________________________________________________
Signature of Authorized Signatory of Stockholder: __________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________